Exhibit 99.1

Acacia Communications, Inc. 3 Mill and Main Place #400 Maynard, MA 01754 978-938-4896 www.acacia-inc.com

January 8, 2021

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134

Attention: General Counsel

Facsimile No.: (408) 525-2912

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Attention:     Douglas N. Cogen

                     Ken S. Myers

Facsimile No.: (650) 938-5200

Re:	Notice of Termination of Agreement and Plan of Merger

Reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 8, 2019, by and among Cisco Systems, Inc., a California corporation (“Parent”), Amarone Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and Acacia Communications, Inc., a Delaware corporation (the “Company”).

The Company, acting pursuant to Section 7.1(b) of the Merger Agreement, hereby exercises its right to terminate the Merger Agreement, effectively immediately.

ACACIA COMMUNICATIONS, INC.

By:	/s/ Murugesan Shanmugaraj
Name:	Murugesan Shanmugaraj
Title:	Chief Executive Officer